Exhibit 99.1

IFMI TO SELL EUROPEAN OPERATIONS FOR APPROXIMATELY $8.7 MILLION, PLUS

CONTINUING RIGHTS TO SUBSTANTIALLY ALL REVENUE FROM MUNDA CLO I

Philadelphia and New York, August 20, 2014 – Institutional Financial Markets, Inc. (NYSE MKT: IFMI) (“IFMI”), a financial services company specializing in credit-related fixed income investments, today announced that it has reached a definitive agreement to sell its European operations to C&Co Europe Acquisition LLC, an entity controlled by Daniel G. Cohen, President and Chief Executive of IFMI’s European operations and Vice Chairman of IFMI’s Board of Directors, for approximately $8.7 million. The purchase price consists of an upfront payment at closing of $4.75 million and up to $3.95 million to be paid over the four years following the closing of the sale. The transaction was unanimously approved by IFMI’s Board of Directors (with Mr. Cohen abstaining) following the recommendation of the Special Committee, which is comprised of three disinterested directors.

Upon closing, IFMI will also enter into a non-cancellable trust deed agreement with one of the entities included in the sale (the manager of Munda CLO I), which will result in IFMI retaining the right to substantially all revenues from the management of Munda CLO I, as well as the proceeds from any potential future sale of the Munda CLO I management agreement. Revenue generated by Munda CLO I for the twelve months ended June 30, 2014, was approximately $3.4 million.

Under the terms of the agreement, IFMI will divest its European operations, including asset management and capital markets activities through offices located in London, Paris, and Madrid, and approximately 30 employees will transition from IFMI to C&Co Europe Acquisition LLC. Upon closing of the transaction, Mr. Cohen will resign from IFMI and will receive no termination compensation related to his resignation. Mr. Cohen will remain Vice Chairman of the IFMI Board of Directors and IFMI’s largest shareholder.

Lester Brafman, Chief Executive Officer of IFMI, said, “We are pleased to have reached this agreement with Daniel and believe that divesting our European operations will further simplify IFMI’s business model and provide additional capital to bolster our principal investing portfolio, which we believe will enhance profitability and long-term shareholder value.”

IFMI’s European asset management business to be sold includes management agreements for the Dekania Europe I, II, and III collateralized debt obligations and the management agreements for several European managed accounts. As of June 30, 2014, these European assets under management totaled approximately $1.0 billion, which represented 21% of IFMI’s total assets under management. Although the manager of Munda CLO I will be part of the transferred business, the Munda CLO I management agreement will be held in trust for the benefit of IFMI. As of June 30, 2014, the Munda CLO I assets under management totaled approximately $0.8 billion, which represented 17% of IFMI’s total assets under management. IFMI’s European capital markets business consists of credit-related fixed income sales, trading, and financing as well as new issue placements in corporate and securitized products and advisory services, operating primarily through IFMI’s subsidiary, Cohen & Company Financial Limited. The combined European business to be sold, excluding Munda CLO I, accounted for approximately $3.2 million of revenue and $2.1 million of operating loss during the six months ended June 30, 2014, and included approximately $3.7 million of net assets as of June 30, 2014.

Under the terms of the purchase agreement, IFMI may initiate, solicit, facilitate, and encourage alternative acquisition proposals from third parties for a “go-shop” period of up to 90 days from the signing of the purchase agreement. The Special Committee may elect in its sole discretion to end the go-shop period after the first 30 days. There can be no assurance that the solicitation of alternative proposals will result in IFMI receiving a superior proposal from a third party, or that if IFMI does receive an alternative proposal that is a superior proposal, that a transaction relating to the superior proposal will be completed. IFMI does not anticipate that it will disclose any developments with regard to this go-shop process unless and until IFMI’s Special Committee makes a decision with respect to a potential superior proposal.

The transaction is subject to customary closing conditions and regulatory approval from the United Kingdom Financial Conduct Authority, and is expected to close in the first quarter of 2015.

The Board’s Special Committee was advised by Houlihan Lokey, Jones Day, and Venable LLP.

About IFMI

IFMI is a financial services company specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of asset management, capital markets, and investment banking solutions to institutional investors and corporations. In addition, IFMI has recently refocused on deploying capital into its Principal Investing portfolio, primarily through structured credit investments in collateralized loan obligation equity tranches. IFMI’s operating segments are Principal Investing, Capital Markets, and Asset Management. The Principal Investing segment has historically been comprised of investments in IFMI sponsored investment vehicles, but has developed to encompass certain non-sponsored vehicles utilizing IFMI’s expertise in structured products. The Capital Markets segment consists of credit-related fixed income sales, trading, and financing as well as new issue placements in corporate and securitized products and advisory services, operating primarily through IFMI’s subsidiaries, JVB Financial Holdings, LLC in the United States and, until the subject transaction closes, Cohen & Company Financial Limited in Europe. The Asset Management segment manages assets through collateralized debt obligations, permanent capital vehicles, and managed accounts. As of June 30, 2014, IFMI managed approximately $4.8 billion in credit-related fixed income assets in a variety of asset classes including US trust preferred securities, European hybrid capital securities, and mortgage- and asset-backed securities. For more information, please visit www.IFMI.com.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the SEC, which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from acquired businesses, (i) unanticipated market closures due to inclement weather or other disasters, and (j) the closing of the sale of our European operations, which is conditioned upon a number of events and approvals. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:	Media:
Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr., 215-701-8952	James Golden or Joe Berg, 212-355-4449
Executive Vice President and	jgolden@joelefrank.com or jberg@joelefrank.com
Chief Financial Officer
investorrelations@ifmi.com

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